WRITTEN CONSENT OF DIRECTORS FOR
SUCCESS ENTERTAINMENT GROUP INTERNATIONAL INC.
IN LIEU OF MEETING OF DIRECTOR

Dated as of April 3, 2020

The undersigned, being all the Directors of **Success Entertainment Group International Inc.** (the "Corporation"), a Nevada corporation, do hereby, pursuant to Section 78.315 of the Nevada Revised Statutes, consent to the adoption of and do hereby adopt the following resolutions:

NOW, THEREFORE, BE IT RESOLVED that a Board of Directors shall approve the Stock Exchange Agreement dated April 3, 2020 with Renavotio Infratech, Inc. herein attached as Exhibit A.

NOW, THEREFORE, BE IT RESOLVED that a Board of Directors shall accept the resignations of Brian Kistler as President, Secretary, Treasure, Steve Andrew Chen, Chairman and Chi Jui (Chris) Hong, CEO, Director and Frank Tseng, Chief Financial Officer in conjunction with the Stock Exchange Agreement dated April 3, 2020 as further described as Exhibit A; and be it

NOW, THEREFORE, BE IT RESOLVED that a Board of Directors shall accept the resignations of Brian Kistler as President, Secretary, Treasure, Steve Andrew Chen, Chairman and Chi Jui (Chris) Hong, CEO, Director and Frank Tseng, Chief Financial Officer in conjunction with the Stock Exchange Agreement dated April 3, 2020 as further described as Exhibit A; and be it

FURTHER RESOLVED, that the Board of Directors shall simultaneously, appoint William Robinson as Chairman, CEO, President, Secretary/Treasurer, and Steve Andrew Chen and Brian Kistler shall remain as members of the Board of Directors.

NOW, THEREFORE, BE IT RESOLVED that, Chi Jui (Chris) Hong, CEO, and Frank Tseng, Chief Financial Officer will sign off on the 12/31/2019 10K ~~and the 03/31/2020 10Q to be filed~~; and be it

FURTHER RESOLVED, that the Directors are hereby authorized to act as representatives of the Corporation, with the power and authority to act on its behalf with regard to its ownership in the Subsidiary, or to empower, by written authorization, other officers to do the same.

Signatures on the following page

FURTHER RESOLVED, that these said resolutions shall be in full force and effect and binding upon the Corporation until they shall have been rescinded under the corporate seal of this corporation.

Chi Jui (Chris) Hong, Outgoing CEO/Director

Frank Tseng, Outgoing Chief Financial Officer

Steven A. Chen, Director

Alisha Marie Coratti
Notary Public

ALISHA MARIE CORATTI
Notary Public - Seal
State of Indiana
Wells County
My Commission Expires Feb 20, 2022

Brian Kistler, Director

Being all the Officers and Directors of the Corporation and

William Robinson, Incoming Chairman, CEO, President/Sec/Treasure

MADISON E DEARMOND
Notary Public - State of Oklahoma
Commission Number 19004775
My Commission Expires May 9, 2023

STATE OF Oklahoma
COUNTY OF Tulsa

THE FOREGOING instrument was acknowledged before me this day of ____ June, 1st 2020, by Madison Horst, as CEO of Success Entertainment Group International, Inc., on behalf of the corporation, (William Robinson) who is personally known to me or (______________________) have produced Driver License, as identification [ ] personally appeared or initiated an [ ] online notarization.

Notary Public Madison Horst

State of Oklahoma

My commission expires: May 9th 2023

EXHIBIT A

STOCK EXCHANGE AGREEMENT DATED APRIL 3, 2020